Exhibit 5

HUNTON & WILLIAMS LLP

RIVERFRONT PLAZA, EAST TOWER

951 EAST BYRD STREET

RICHMOND, VIRGINIA 23219-4074

March 5, 2004

Board of Directors

NewMarket Corporation

330 South Fourth Street

Richmond, Virginia 23219

NewMarket Corporation

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to NewMarket Corporation, a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-4, as filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “ Securities Act”). The Registration Statement relates to issuance by the Company of up to 18,500,000 shares of the Company’s common stock, without par value (the “Shares”), in connection with the formation of a holding company structure in which Ethyl Corporation will become a wholly-owned subsidiary of the Company. The transactions pursuant to which the Company will issue the Shares are described in the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K.

In connection with the foregoing, we have relied upon, among other things, our examination of such documents and records of the Company and certificates of its officers and of public officials as we deemed necessary or appropriate for purposes of the opinions expressed below.

We are members of the Virginia state bar and do not purport to express an opinion on any laws other than the laws of the Commonwealth of Virginia.

Based upon the foregoing, we are of the opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

2. The Shares have been duly authorized and, when the Shares have been issued as described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement and reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/    HUNTON & WILLIAMS LLP